Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of I-trax, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bradley S. Wear, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Bradley S. Wear
Bradley S. Wear
Senior Vice President and
Chief Financial Officer

November 9, 2007